POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Heidi Chen, Katherine Walden, John C. Martin and Brenda Santuccio as the undersigned’s true and lawful attorney-in-fact and agent, and grants each of them full power to act on behalf of the undersigned and in the undersigned’s name, place and stead, in any and all capacities, for the purpose of completing and signing, on behalf of the undersigned,

-	any Form 3, Form 4 or Form 5 required or permitted to be filed by the undersigned pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”),
-	any Form 144 required to be filed by the undersigned under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 144 promulgated thereunder, and
-	any and all other documents, including, without limitation, any Form ID, necessary or desirable to facilitate the filing by the undersigned of Form 144 and forms under Section 16 of the Exchange Act,

with regard to the undersigned's ownership of or transactions in securities of Zoetis Inc., including, without limitation, the power to complete and sign any and all amendments to such forms and documents, if any, and to file such forms and documents and amendments thereto with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite or necessary to be done in connection with such forms and documents and amendments thereto, as fully and to all intents and purposes as the undersigned might or could do in person.

The authority of Heidi Chen, Katherine Walden, John C. Martin and Brenda Santuccio under this Power of Attorney shall continue until the undersigned is no longer required to file Form 3, Form 4, Form 5 or Form 144 with regard to the undersigned's ownership of or transactions in securities of Zoetis Inc., unless earlier revoked in writing. The undersigned acknowledges that Heidi Chen, Katherine Walden, John C. Martin and Brenda Santuccio are not assuming any of the undersigned's responsibilities to comply with Rule 144 under the Securities Act or Section 16 of the Exchange Act.

Signature:	/s/ Stefan Weiskopf
Stefan Weiskopf

Date: January 23, 2013